Exhibit 99


[SPRINT NEXTEL LOGO]                            News Release

                                                Sprint Nextel
                                                2001 Edmund Halley Drive
                                                Reston, VA 20191


                                                       Media Contacts:
                                            James Fisher, 703-433-8677
                                             james.w.fisher@sprint.com

                                          Susan Johnston, 425-576-3617
                                     Susan.johnston@nextelpartners.com

                                           Investor Relations Contact:
                                             Kurt Fawkes, 800-259-3755
                                         investor.relations@sprint.com

                       SPRINT NEXTEL COMPLETES ACQUISITION
                               OF NEXTEL PARTNERS


o     Sprint Nextel Acquires More Than 2.1 Million Customers
o     Extends Company's iDEN Service Territory to an Additional 54 Million
      People


RESTON, Va. - June 26, 2006 - Sprint Nextel Corp. (NYSE: S) announced today the completion of its acquisition of Nextel Partners for approximately $6.5 billion, representing $28.50 per share of Nextel Partners Class A Common stock. Sprint Nextel, which previously owned approximately 31 percent of Nextel Partners common stock, now controls licensed wireless spectrum in 58 additional markets, reaching about 54 million additional people in mid-sized and rural markets in 31 states. With the acquisition, Sprint Nextel has approximately 51 million wireless subscribers, based on first quarter 2006 reporting.

"The acquisition of Nextel Partners marks another important milestone as Sprint Nextel executes our vision of converging our unique wireless and Internet wireline assets to create an entirely new suite of mobility and IP-based products and services for our customers," said Sprint Nextel President and CEO Gary Forsee. "With this acquisition, and the expanded Nextel iDEN network footprint, we will be able to offer customers in Nextel Partners' territories the full range of products and services more quickly and efficiently, and we will benefit from managing this part of our business under a consolidated organization and cost structure."

The acquisition will be seamless for Nextel Partners' subscribers and all existing sales and customer service channels will remain in place as Sprint Nextel executes a plan to gradually integrate those subscribers and support functions into its existing operations.

The Federal Communications Commission announced its approval of the purchase and transfer of more than 6,000 licenses on June 20, and the purchase has received all other required approvals.

Nextel Partners' stock (NASDAQ: NXTP) ceased trading on the NASDAQ stock exchange after the market closed today.

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About Sprint Nextel

Sprint Nextel offers a comprehensive range of communications services bringing mobility to consumer, business and government customers. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks offering industry leading mobile data services; instant national and international walkie-talkie capabilities; and an award-winning and global Tier 1 Internet backbone.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995 A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the company's product and services and plans to integrate Nextel Partners' customers and operations. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the risks that are described from time to time in Sprint Nextel's reports filed with the SEC, including its annual report on Form 10-K for the year ended December 31, 2005, as amended, and its quarterly reports on Form 10-Q filed in 2006. This document speaks only as of its date, and Sprint and Nextel each disclaims any duty to update the information herein.